UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2017

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0518

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01  Entry into a Material Definitive Agreement.

On September 25, 2017, Westwater Resources, Inc. (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $22 million of shares of the Company’s common stock (the “Purchase Shares”) from time to time over the 30-month term of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Aspire Capital (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the sale of the shares of the Company’s common stock that have been and may be issued to Aspire Capital under the Purchase Agreement pursuant to the Company’s existing shelf registration statement or a new registration statement.

After the Commencement Date (as defined below), on any business day over the term of the Purchase Agreement, the Company has the right, in its sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”) directing Aspire Capital to purchase up to 100,000 shares per business day, in a purchase amount up to $300,000 on each such business day, provided that Aspire Capital will not be required to buy shares pursuant to a Purchase Notice that was received by Aspire Capital on any business day on which the last closing trade price of the Company’s common stock on the Nasdaq Capital Market (or alternative national exchange in accordance with the Purchase Agreement) is below $0.25 per share (the “Floor Price”). The Company and Aspire Capital also may mutually agree to increase the number of shares that may be sold to as much as an additional 2,000,000 shares per business day. The Purchase Agreement provides for a purchase price per Purchase Share (the “Purchase Price”) equal to the lesser of:

•

the lowest sale price of the Company’s common stock on the purchase date; or

•

the arithmetic average of the three (3) lowest closing sale prices for the Company’s common stock during the twelve (12) consecutive trading days ending on the trading day immediately preceding the purchase date.

In addition, on any date on which the Company submits a Purchase Notice to Aspire Capital in an amount equal to 100,000 shares, the Company also has the right, in its sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s common stock traded on its principal market on the next trading day (the “VWAP Purchase Date”), subject to a maximum number of shares as the Company may determine. The purchase price per share pursuant to such VWAP Purchase Notice is generally 95% of the volume-weighted average price for the Company’s common stock traded on its principal market on the VWAP Purchase Date.

The Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the period(s) used to compute the Purchase Price. The Company may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed. The aggregate number of shares that the Company can sell to Aspire Capital under the Purchase Agreement may in no case exceed 5,033,667 shares of common stock (which is equal to approximately 19.99% of the common stock outstanding on the date of the Purchase Agreement), including the 880,000 Commitment Shares (the “Exchange Cap”), unless (i) stockholder approval is obtained to issue more, in which case the Exchange Cap will not apply, or (ii) stockholder approval has not been obtained and at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares issued under the Purchase Agreement (including the 880,000 Commitment Shares) is equal to or greater than $1.38, a price equal to the consolidated closing bid price for the Company’s common stock before the execution of the Purchase Agreement; provided that at no time shall Aspire Capital (together with its affiliates) beneficially own more than 19.99% of the Company’s common stock. Except for an initial purchase of $2 million of common stock, Aspire Capital has no right to require any sales by the Company, but is obligated to make purchases from the Company as the Company directs in accordance with the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. Sales under the Purchase Agreement may commence only after certain conditions have been satisfied (the date on which all requisite conditions have been satisfied being referred to as the “Commencement Date”), which conditions include the delivery to Aspire Capital of a prospectus supplement covering the Commitment Shares and the Purchase Shares, approval for listing on Nasdaq Capital Market of the Purchase Shares and the Commitment Shares, the issuance of the Commitment Shares to Aspire Capital, and the receipt by Aspire Capital of a customary opinion of counsel and other certificates and closing documents. Such conditions were satisfied on September 27, 2017. The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any cost or penalty. Aspire Capital has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s common stock. The Company has issued Aspire Capital 880,000 shares of the Company’s common stock (the “Commitment Shares”) upon commencement in consideration for Aspire Capital entering into the Purchase Agreement. The Company did not pay any additional amounts to reimburse or otherwise compensate Aspire Capital in connection with the transaction. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Company’s delivery of Purchase Notices will be made subject to market conditions, in light of its capital needs from time to time and under the limitations contained in the Purchase Agreement. Any proceeds that the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

The shares of common stock subject to the Purchase Agreement were registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-216243) (the “Registration Statement”) and the related base prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated September 27, 2017. The legal opinion and consent of Hogan Lovells US LLP addressing the validity of the shares of common stock subject to the Purchase Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated into the Registration Statement.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and the Registration Rights Agreement are filed herewith as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference. All readers are encouraged to read the entire text of the Purchase Agreement and the Registration Rights Agreement.

The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of the Purchase Agreement and in the context of the specific relationship between the parties. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of common stock discussed herein, nor shall there be any offer, solicitation, or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 7.01 Regulation FD Disclosure.

On September 27, 2017, the Company issued a press release announcing that it has entered into the Purchase Agreement with Aspire Capital. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
4.1	Registration Rights Agreement dated September 25, 2017 between Westwater Resources, Inc. and Aspire Capital Fund, LLC.

5.1	Opinion of Hogan Lovells US LLP.

10.1	Common Stock Purchase Agreement dated September 25, 2017 between Westwater Resources, Inc. and Aspire Capital Fund, LLC.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

99.1	Press Release dated September 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2017
WESTWATER RESOURCES, INC.

	By:	/s/ Jeffrey L. Vigil
	Name:	Jeffrey L. Vigil
	Title:	Vice President—Finance and Chief Financial Officer